Exhibit 32.1

CERTIFICATION PURSUANT TO
18 USC. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of LocatePLUS Holdings Corporation (the “Company”) for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, President and Chief Executive Officer, and Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald Lifton
Dated: May 16, 2011	Ronald Lifton
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Brian McHugh
Dated: May 16, 2011	Brian McHugh
Chief Financial Officer and Treasurer
(Principal Financial Officer)